Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17
*CUSIP:    21988G353       Class     A-1
           21988GCA2       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of December 1, 2004.....                                               $0.00
         Scheduled Income received on securities.....                     $2,800,559.35
         Unscheduled Income received on securities.....                           $0.00
         Rounding Adjustment From Trustee.....                                    $0.01

LESS:
         Distribution to Class A-1 Holders.....                           $2,265,974.38
         Distribution to Class A-2 Holders.....                            -$534,584.98
         Distribution to Depositor.....                                          -$0.00
         Distribution to Trustee.....                                            -$0.00
Balance as of  June 1, 2005.....                                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  December 1, 2004.....                                              $0.00
         Scheduled Principal received on securities.....                          $0.00

LESS:
         Distribution to Holders.....                                            -$0.00
Balance as of  June 1, 2005.....                                                  $0.00


                 UNDERLYING SECURITIES HELD AS OF   June 1, 2005

           Principal Amount
              ---------                                    Title of Security
                                                           -----------------
             $73,991,000           American General Institutional Capital A 7.57%
                                   Capital Securities, Series A due December 1, 2045
                                   *CUSIP:     02637VAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.